SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.    )
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d) (2) )
☑	Definitive Information Statement
VALIC COMPANY II
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed

VALIC COMPANY II
INTERNATIONAL SMALL CAP EQUITY FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
February 26, 2010
Dear Participant:
     We are writing to inform you of the recent addition of an investment sub-adviser for the International Small Cap Equity Fund (the “Fund”) of VALIC Company II (“VC II”). The purpose of the Information Statement is to inform you that on October 26-27, 2009, the Board of Trustees of VC II approved the addition of Invesco Advisers, Inc. (formerly, Invesco Aim Capital Management, Inc.) (“Invesco Advisers”) as a sub-adviser to the Fund. On December 14, 2009, Invesco Advisers, through its affiliate, Invesco Asset Management, Ltd., and pursuant to an investment sub-sub-advisory agreement, began managing a portion of the Fund’s assets. PineBridge Investments, LLC (formerly, AIG Global Investment Corp.), the sole sub-adviser prior to December 14, 2009, continues to manage a portion of the Fund. You are receiving the enclosed Information Statement because you owned interests in the Fund on December 31, 2009.
     The Board of Trustees determined that it was in the best interest of the Fund and in the best interests of shareholders that Invesco Advisers be added as a sub-adviser. The addition of Invesco Advisers as a sub-adviser did not result in any changes to the Fund’s investment objective or principal investment strategies as stated in the VC II prospectus, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of Invesco Advisers and the terms of the investment sub-advisory agreement with Invesco Advisers, which the Board of Trustees has approved.
     This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC’s Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Kurt W. Bernlohr
President
VALIC Company II

VALIC COMPANY II
INTERNATIONAL SMALL CAP EQUITY FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on December 31, 2009 you owned interests in the International Small Cap Equity Fund (the “Fund”) of VALIC Company II (“VC II”), which were held within a variable annuity or variable life insurance contract, a qualified employer-sponsored retirement plan or an individual retirement account (collectively, the “Contracts”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Trustees (the “Board”) to add Invesco Advisers, Inc. (formerly, Invesco Aim Capital Management, Inc.) (“Invesco Advisers”) as a sub-adviser to the Fund.
     Prior to December 14, 2009, the Fund was sub-advised solely by PineBridge Investments, LLC (formerly, AIG Global Investment Corp. (“PineBridge”)). On October 26-27, 2009, the Board, including a majority of the Trustees who are not “interested persons” of VC II (“Independent Trustees”), as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), approved the engagement of Invesco Advisers as a sub-adviser to the Fund pursuant to an investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and Invesco Advisers (the “Invesco Sub-Advisory Agreement”).1 The Board also approved Invesco Advisers’ engagement of Invesco Asset Management, Ltd. (“IAML”), as a sub-sub-adviser to the Fund, pursuant to an investment sub-sub-advisory agreement between Invesco Advisers and IAML (the “IAML Sub-Sub-Advisory Agreement”). Under the IAML Sub-Sub-Advisory Agreement, IAML will provide day-to-day management of the portion of the Fund’s assets to be managed by Invesco Advisers. Management proposed the addition of Invesco Advisers as a sub-adviser to the Fund in an effort to improve the Fund’s performance. PineBridge continues to manage a portion of the Fund’s assets.
     VC II has received an exemptive order (the “Order”) from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval for the change. However, the Board, including a majority of the Independent Trustees, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on the Order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about February 28, 2010, to all participants who were invested in the Fund as of the close of business on December 31, 2009 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

*	Effective December 31, 2009, Invesco Aim Capital Management, Inc. (“Invesco Aim”), merged into Invesco Institutional (N.A.), Inc. as part of an internal reorganization of the investment adviser subsidiaries of Invesco Ltd. Invesco Institutional (N.A.), Inc. then changed its name to Invesco Advisers, Inc. The internal reorganization did not result in a change of actual control or management, and Invesco Advisers will provide substantially similar services as were provided by Invesco Aim.

The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs one or more sub-advisers who make investment decisions for the Fund. A sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the supervision and review of VALIC, a sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund’s objectives and the applicable performance benchmark.
     As the investment adviser to the Fund, VALIC monitors each sub-adviser and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors the sub-adviser’s compliance with the policies and procedures of the Fund and of VALIC. In addition, VALIC regularly provides reports to the Board regarding the results of its evaluation and oversight functions. VALIC recommended Invesco Advisers after conducting research and performing qualitative and quantitative analyses of other candidate firms, investment processes and styles and long-term performance records before making its final recommendation.
     The Investment Advisory Agreement between VALIC and VC II (the “Advisory Agreement”) was last approved at a meeting held on October 26-27, 2009. At the meeting, the Board approved an amendment to the Advisory Agreement to reduce the advisory fee rate payable to VALIC. The new advisory fee rate became effective on December 17, 2009. For the fiscal year ended August 31, 2009, the annual advisory fee payable to VALIC was 0.82% of average daily net assets, or $4,000,608. For the same period, VALIC retained $1,562,728 of its advisory fee after payment of sub-advisory fees and reimbursed the Fund $1,543,020 pursuant to contractual expense limitations.
     If the new advisory fee had been in place for the fiscal year ended August 31, 2009, it would not have had any impact on the fees paid to VALIC.
The Fund’s Investment Objective
     The Fund seeks to provide long-term capital appreciation through equity and equity-related investments in small capitalization companies outside the United States. The Fund seeks to achieve its objective, under normal circumstances, by investing, at least 80% of its net assets in equity and equity-related securities of small cap companies throughout the world, excluding the United States. The Fund’s principal investment objective and strategy did not change as a result of the addition of Invesco Advisers as a sub-adviser.
The Invesco Sub-Advisory Agreement
     Pursuant to the Invesco Sub-Advisory Agreement, Invesco Advisers agreed to provide an investment program for the Fund and be responsible for the investment and reinvestment of a portion of the Fund’s assets. Invesco Advisers will select securities for the Fund, subject to VALIC’s supervision and review. It may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution. Pursuant to the IAML Sub-Sub-Advisory Agreement, Invesco Advisers has delegated to IAML responsibility for the day-to-day management of the portion of the Fund’s assets to be managed by Invesco Advisers. Invesco Advisers will pay IAML a fee for the services IAML provides to the Fund.
     The Invesco Sub-Advisory Agreement provides that Invesco Advisers shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Invesco Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. Moreover, under the Invesco Sub-Advisory Agreement, Invesco Advisers is liable for the actions of IAML to the same extent Invesco Advisers would be liable if it had taken such actions itself. The Invesco Sub-Advisory Agreement also provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The Invesco Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days prior written notice. The Invesco Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates: The Invesco Sub-Advisory Agreement and IAML Sub-Sub-Advisory Agreement were each approved by the Board, including a majority of the Independent Trustees, on October 26-27, 2009. The effective date of each of the Invesco Sub-Advisory Agreement and IAML Sub-Sub-Advisory Agreement was December 14, 2009. The Invesco Sub-Advisory Agreement and IAML Sub-Sub-Advisory Agreement were each approved for an initial period of two years.
Advisory and Sub-Advisory Fees
     For the fiscal year ended August 31, 2009, VALIC earned advisory fees in the amount of 0.82% of the Fund’s average daily net assets, or $4,000,608. At the October 26-27, 2009, the Board approved the reduction of the advisory fee rate payable to VALIC to coincide with the addition of Invesco Advisers as a sub-adviser, as follows:

Advisory Fee Rate (Prior to December 17, 2009)	Advisory Fee Rate (Effective December 17, 2009)

0.90% on first $100 million 0.80% on assets over $100 million	0.90% on first $100 million 0.80% on next $650 million 0.75% on assets over $750 million
     If the new advisory fee rate had been in effect for the fiscal year ended August 31, 2009, there would have been no change to the advisory fees paid to VALIC because the average net assets for the period were below $750 million.
     For the fiscal year ended August 31, 2009, VALIC paid sub-advisory fees to PineBridge in the amount of $2,437,880, or 0.50% of the Fund’s average daily net assets. The sub-advisory fee rate payable to Invesco Advisers pursuant to the Invesco Sub-Advisory Agreement is higher than the fee payable to PineBridge. The sub-advisory fee rates payable to PineBridge and Invesco Advisers are as follows:

PineBridge Sub-Advisory Fee Rate	Invesco Advisers Sub-Advisory Fee Rate (Effective December 24, 2009)

0.50% on all assets*	0.60% on first $100 million 0.50% on next $100 million 0.45% on next $100 million 0.40% over $300 million

*	Effective upon the change of control of PineBridge, the subadvisory fee payable to PineBridge will be amended as follows: 0.50% on first $750 million and 0.45% over $750 million.
     If Invesco Advisers had served as the sub-adviser for a portion of the Fund’s assets (50%) for the fiscal year ended August 31, 2009, it would have earned 0.54%, or $1,318,940. This would have resulted in aggregate subadvisory fees, assuming PineBridge managed the other 50% of the Fund’s assets, of $2,537,880, an increase of $100,000 compared to the actual subadvisory fees paid to PineBridge.

The Board’s Considerations
     At an in-person meeting held on October 26-27, 2009, the Board, including the Independent Trustees, approved an amendment to the Advisory Agreement, which reduces the advisory fee rate payable to VALIC from the Fund, an amendment to the Invesco Sub-Advisory Agreement that adds Invesco Advisers as a sub-adviser of the Fund and the IAML Sub-Sub-Advisory Agreement, which provides that IAML will manage Invesco Advisers’ portion of the Fund’s assets on a day-to-day basis. The Invesco Sub-Advisory Agreement and IAML Sub-Sub-Advisory Agreement were approved for an initial two-year term. It was noted PineBridge, the successor in interest to AIG Global Investment Corp. (“AIGGIC”), the current sub-adviser responsible for the day-to-day management of the Fund, would continue to manage a portion of the Fund’s assets. The Invesco Sub-Advisory Agreement and the IAML Sub-Sub-Advisory Agreement are collectively referred to as the “Sub-Advisory Agreements,” and together with the Advisory Agreement, the “Advisory Contracts.” Invesco Advisers and IAML are collectively referred to as the “Sub-advisers.”
     Discussion of Factors. In connection with the approval of the Advisory Contracts, the Board received materials related to certain factors the Board considered in determining to approve the Advisory Contracts. Those factors included: (1) the nature, extent and quality of services to be provided by VALIC and the Sub-advisers; (2) the investment performance of the Fund compared to performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group/Universe”) and against the Fund’s benchmarks; (3) the costs of services and the benefits potentially derived by VALIC and the Sub-advisers; (4) whether the Fund will benefit from possible economies of scale from engaging the Sub-advisers; (5) the profitability of VALIC and the Sub-advisers and their affiliates; (6) the advisory fee and sub-advisory fees charged in connection with VALIC’s and the Sub-advisers’ management of the Fund, compared to advisory fee rates and sub-advisory fee rates of a group of funds with similar investment objectives (respectively, the “Expense Group/Universe” and the “Subadvised Expense Group/Universe”), as selected by an independent third-party provider of investment company data; (7) the terms of the Advisory Contracts, and (8) information regarding VALIC’s and the Sub-advisers’ compliance and regulatory history.
     The Independent Trustees were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Advisory Contracts. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided to the Fund by VALIC and the Sub-advisers. The Board considered that VALIC is responsible for the management of the day-to-day operations of the Fund, including, but not limited to, general supervision of and coordination of the services provided by the Sub-advisers, and is also responsible for monitoring and reviewing the activities of the Sub-advisers and other third-party service providers. The Board also noted that VALIC’s and the Sub-advisers’ management of the Fund would be subject to the oversight of the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.
     With respect to the services provided by the Sub-advisers, the Board considered information provided to them regarding the services provided by the Sub-advisers, including information presented throughout the previous year. The Board noted that the Sub-advisers would be responsible for (i) determining the securities to be purchased or sold on behalf of the Fund as may be necessary in connection therewith; (ii) providing VALIC with records concerning their activities, which VALIC or the Fund are required to maintain; and (iii) rendering regular reports to VALIC and to officers and Trustees of the Fund concerning their discharge of the foregoing responsibilities. The Board reviewed the Sub-advisers’ history and investment experience as well as information regarding the qualifications, background and responsibilities of the Sub-advisers investment and compliance personnel who provide services to the Fund. The Board also took into account the financial condition of the Sub-advisers. The Board also reviewed the Sub-advisers’ brokerage practices.
     The Board noted that the proposed addition of Invesco Advisers as a sub-adviser, and IAML as a sub-sub-adviser, would not result in any modifications to the Fund’s investment objective or principal investment strategies.

The Board considered information provided to them regarding the services to be provided by Invesco Advisers/IAML. In this regard, the Board took into account its familiarity with Invesco Advisers as a sub-adviser to other funds in the VALIC complex.
     The Board reviewed the Sub-advisers’ compliance programs and personnel. It also considered the Sub-advisers’ regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation. The Board concluded that there was no information provided to the Board that would have a material adverse effect on the Sub-advisers’ ability to provide services to the Fund.
     The Board concluded that the scope and quality of the advisory services provided by the Sub-advisers were satisfactory and that there was a reasonable basis on which to conclude that they would provide a high quality of investment services to the Fund.
     Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the Fund’s advisory and sub-advisory fees, and other expenses compared against the expenses and fees of the funds in its Expense Group/Universe and Subadvised Expense Group/Universe, where applicable. It was noted that VALIC negotiates the sub-advisory fees with Invesco Advisers at arms-length and that the sub-advisory fees are paid by VALIC out of the advisory fees it receives from the Fund and are not paid by the Fund. The Board also considered that the sub-sub-advisory fee paid to IAML would not be borne by the Fund but would be paid by Invesco Advisers. Furthermore, the Board considered that sub-advisory fees may vary widely within the Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.
     The Board received and reviewed information prepared by management and by an independent third-party regarding the Fund’s investment performance compared against their benchmarks and their respective Performance Groups/Universes.
     The Board received and reviewed information regarding the Fund’s sub-advisory fee rates compared against the Subadvised Expense Group. The Board noted that the Fund’s sub-advisory fees were currently at the median of its Subadvised Expense Group and above the median of its Subadvisory Expense Universe and that the addition of Invesco Advisers as a sub-adviser would increase the aggregate sub-advisory fees paid by VALIC. The Board also considered that VALIC agreed to implement additional breakpoints to its advisory fee rate and that PineBridge had agreed to implement breakpoints to its sub-advisory fee rate. It was noted that the advisory fee change would take effect contemporaneously with the effective date of the Invesco Sub-Advisory Agreement and that the advisory fee breakpoints would have the effect of lowering the Fund’s advisory fees as the Fund’s assets grow. It was noted that VALIC would retain less of its advisory fees with the addition of Invesco Advisers.
     The Board also considered the performance of the Fund as compared to its Morningstar Performance Group and the MSCI EAFE Small Cap Index (“Benchmark”). It was noted that the Fund underperformed its Morningstar Performance Group and Benchmark for the one- and three-year periods and the year-to-date period through August 31, 2009. The Board also noted the performance of a comparable fund managed by Invesco Advisers/IAML for the same periods compared against the Performance Group, Benchmark and the Fund. The Board also considered the hypothetical performance of the Fund if both PineBridge and Invesco Advisers/IAML had been managing the Fund for the periods indicated.
     The Board concluded that the advisory fee and sub-advisory fee for the Fund are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
     Cost of Services and Indirect Benefits/Profitability. The Board was provided information related to the cost of services and profits realized in connection with the Advisory Contracts. The Board considered the costs that are borne by the Fund. For its services, VALIC receives a fee, payable monthly from the Fund in an amount that is calculated as a percentage of the average daily net assets of the Fund. It was noted that VALIC reviewed a number of factors in determining appropriate fee levels for the Fund as well as the fee VALIC pays Invesco Advisers. Such factors include review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2)

key competitor analysis; (3) clone fund analysis; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.
     The Board considered that the Fund pays SunAmerica, an affiliate of VALIC, an annual fee of approximately 0.07% based on the Fund’s average daily net assets, for the provision of certain accounting and administrative services. Out of the fee SunAmerica receives from the Fund, SunAmerica compensates VALIC for certain administrative services (0.02% of daily net assets), and the Fund’s custodian, State Street Bank and Trust Company for calculation of the daily net asset value (0.01% of daily net assets).
     In considering the profitability to VALIC and its affiliates in connection with their relationship with the Fund, the Board reviewed information provided by VALIC setting forth the revenues and other benefits, both direct and indirect, received by VALIC and its affiliates attributable to managing the Fund, the cost of providing such services and the resulting profitability to VALIC and its affiliates from these relationships. The Board also considered VALIC’s profitability on the Fund. The Board received and reviewed information prepared by VALIC that reflects an allocation of costs that result in a reasonable determination of profitability of VALIC, as adviser and transfer agent and as the shareholder servicing agent. In addition, the Board considered the profitability of SunAmerica in its role as the administrator of the Fund and as sub-adviser to certain Fund. The Board concluded that the profitability to VALIC and its affiliates from their relationship with the Fund was reasonable.
     In considering the profitability to the Sub-advisers in connection with their relationship to the Fund, the Trustees noted that the fees under the Sub-Advisory Agreements are paid by VALIC out of the advisory fees that VALIC receives under the Advisory Agreement. With respect to the unaffiliated Sub-advisers, the Board also relied on the ability of VALIC to negotiate the Sub-Advisory Agreements and the fees thereunder at arm’s length.
     For each of the above reasons, the Trustees determined that the profitability to the Sub-advisers from their relationship with the Fund was not a material factor in their deliberations with respect to consideration of approval of the Sub-Advisory Agreements.
     Economies of Scale. The Board noted that the advisory fee rate payable to VALIC and the sub-advisory fee rates payable to VALIC and each of the Sub-advisers with respect to the Fund contain breakpoints, which allows the Fund to participate in any economies of scale. The Board also took into account management’s discussion of the Fund’s advisory fee and sub-advisory fee structure. The Board also considered the effect of the Fund’s growth and size on its performance and fees, noting that as the Fund’s assets increase overtime, the Fund may realize other economies of scale if assets increase proportionally more than expenses.
     For similar reasons as stated above with respect to the Sub-advisers’ profitability and the costs of their providing services, the Board concluded that the potential for economies of scale in the Sub-advisers’ management of the Fund are not a material factor to the approval of the Sub-advisory Agreements, although it was noted that the Fund did have breakpoints at the sub-advisory fee level.
     Terms of the Advisory Contracts. The Board reviewed the terms of the Advisory Contracts, including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by VALIC and the Sub-advisers and noted that VALIC would compensate the Sub-advisers out of the advisory fees it receives from the Fund. The Board noted that the Sub-Advisory Agreements provide that each Sub-adviser will pay all of its own expenses in connection with the performance of their respective duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Advisory Contracts and other terms contained therein.
     The Board reviewed the terms of each of the Sub-Advisory Agreements, including the duties and responsibilities undertaken by each Sub-adviser. It noted that each of these Sub-Advisory Agreements was generally the same in all material respects as the previous Sub-Advisory Agreements with respect to the Fund, except for the name of the sub-adviser, the term of the agreements and the sub-advisory fee rate. The Board considered the initial term of the Sub-Advisory Agreements and noted that the agreements would continue for an initial period of two years and may be continued from year to year thereafter, provided that such continuation is specifically approved by a majority of the Independent Trustees. The Board also considered other terms of the Advisory Contracts.

     The Board concluded that the terms of each of the Advisory Contracts were reasonable.
     Compliance. The Board reviewed VALIC’s and the Sub-advisers’ compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning each entities’ compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that there was no information provided that would have a material adverse effect on their abilities to provide services to the Fund.
     Conclusions. In reaching its decision to approve the Advisory Contracts, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that VALIC and each Sub-adviser possess the capability and resources to perform the duties required of them under their respective Advisory Contracts.
     Further, based upon its review of the Advisory Contracts, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Advisory Contracts are reasonable, fair and in the best interests of each of the Fund and its respective shareholders, and (2) the fee rates payable under the Advisory Contracts are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.
Information about Invesco Advisers and IAML
     Invesco Advisers and IAML are indirect wholly-owned subsidiaries of Invesco Ltd., an international investment management company based in Atlanta, Georgia, with money managers located in Europe, North and South America, and the Far East. Invesco Advisers is organized as a Delaware corporation and is located at 1555 Peachtree, N.E., Atlanta, Georgia 30309. IAML is organized as an English/Welsh corporation and is located at 30 Finsbury Square London, United Kingdom EC2A 1AG. IAML is registered investment adviser in both the United States and in the United Kingdom. Invesco Ltd., through its subsidiaries, managed approximately $423 billion in total assets as of December 31, 2009.
     The following chart lists the principal executive officers and the directors of Invesco Advisers and their principal occupations. The business address of each officer and director is 1555 Peachtree, N.E., Atlanta, GA 30309.

Position with Invesco Advisers
Name	and Principal Occupation

G. Mark Armour	Director, Co-President & Co-Chief Executive Officer
Philip A. Taylor	Director, Co-President & Co-Chief Executive Officer
Loren Michael Starr	Director & Chief Financial Officer
Kevin M. Carome	Director & Secretary
Todd L. Spillane	Chief Compliance Officer and Senior Vice President
David A. Hartley	Treasurer and Chief Accounting Officer
Kevin M. Cronin	Senior Vice President
Karen D. Kelley	Senior Vice President
Kirk F. Holland	Senior Vice President
Leslie A. Schmidt	Senior Vice President
Andrew R. Schlossberg	Senior Vice President
Gary K. Wendler	Senior Vice President
John M. Zerr	Senior Vice President
David A. Ridley	Senior Vice President
David C. Warren	Senior Vice President
Jeffrey H. Kupor	Senior Vice President
     Invesco Advisers does not manage any comparable mutual funds with investment objectives or investments strategies and policies similar to the Fund.

Other Service Agreements
     VC II has entered into service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide the Fund with transfer agency services and legal/accounting/administrative services, respectively. Transfer agency services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2009, the Fund paid VALIC $1,720 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $341,303 for legal, accounting and administrative services.
     In addition, VC II has entered into a Shareholder Services Agreement with VALIC (the “Service Agreement”) for the provision of record keeping and shareholder services to contract owners and participants. Under the terms of the Service Agreement, VALIC receives from the Fund, an annual fee of 0.25% on average daily net assets, which for the fiscal year ended August 31, 2009 was $1,218,940.
     SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc., the Fund’s underwriter, is located at 2929 Allen Parkway, Houston, Texas 77019.
Additional Information about Invesco Advisers
     Neither Invesco Advisers nor IAML is affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with Invesco Advisers or its affiliates since the beginning of the Fund’s most recent fiscal year.
Brokerage Commissions
     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2009.
ANNUAL REPORTS
Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to: VALIC Company II 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com
SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were 52,074,650 shares of the Fund outstanding. VALIC and its separate accounts are the record owners of all of the Fund’s shares. To VALIC’s knowledge, no person owns a Contract for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
AMENDMENT NO. 2
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of December 14, 2009, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and INVESCO AIM CAPITAL MANAGEMENT, INC. (the “SUB-ADVISER”).
RECITALS
          WHEREAS, VALIC and VALIC Company II (“VC II”) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
          WHEREAS, VALIC and the SUB-ADVISER are parties to that certain Investment Sub-Advisory Agreement dated October 20, 2004 (the “Agreement”) with respect to the Covered Funds, as amended on October 31, 2007; and
          WHEREAS, the parties desire to amend the Agreement in connection with the appointment of an affiliate of the SUB-ADVISER as the Sub-Sub-Adviser to a Covered Fund; and
          WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the International Small Cap Equity Fund as a Covered Fund; and
          NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the SUB-ADVISER agree as follows:
1.	The first paragraph appearing under Section 6. Other Matters of the Agreement is hereby deleted in its entirety and replaced with the following:

SUB-ADVISER may from time to time employ or associate itself with any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. SUB-ADVISER will act in good faith and with due diligence in the selection, use and monitoring of such persons, including affiliates, subsidiaries or agents. SUB-ADVISER shall remain liable for SUB-ADVISER’S obligations hereunder and for all actions of any such affiliates, subsidiaries or agents to the same extent as SUB-ADVISER is liable for its own actions hereunder. The compensation of any such persons will be paid by SUB-ADVISER, and no obligations will be incurred by, or on behalf of, VALIC, VC II or the Covered Fund(s) with respect to them.

2.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect the addition of the Covered Fund set forth below. The revised Schedule A is also attached hereto.

Covered Fund	Fee

International Small Cap Equity Fund	0.60% on the first $100 million
0.50% on the next $100 million
0.45% on the next $100 million
0.40% over $300 million
SUB-ADVISER shall manage a portion of the assets of the International Small Cap Equity Fund and shall be compensated on that portion as noted above.

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

5.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY			INVESCO AIM CAPITAL MANAGEMENT, INC.

By:	/s/ KURT W. BERNLOHR		By:	/s/ P. MICHELLE GRACE

	Name:	Kurt w. Bernlohr		Name:	Michelle Grace
	Title:	Senior Vice President		Title:	Vice President

AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 31, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and A I M CAPITAL MANAGEMENT, INC. (the “Sub-Adviser”).
WITNESSETH:
     WHEREAS, the Adviser and VALIC Company II (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and
     WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated October 20, 2004, as amended from time to time (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement;
     WHEREAS, the parties desire to amend the Sub-Advisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with sub-advisory affiliates; and
     WHEREAS, the Board of Trustees of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. The following provision is inserted in Section 1 of the Sub-Advisory Agreement:
“The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
     3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.
     4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY			A I M CAPITAL MANAGEMENT, INC.

By:	/S/ EVELYN CURRAN		By:	/S/ GARY K. WENDLER

	Name:	Evelyn Curran		Name:	Gary K. Wendler
	Title:	Senior Vice President		Title:	Director

INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 20th day of October, 2004, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and A I M CAPITAL MANAGEMENT, INC., hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of VALIC Company II (“VC II”), an investment company organized under the laws of Delaware as a business trust. VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC II currently consists of fifteen portfolios (“Funds”):
Aggressive Growth Lifestyle Fund
Capital Appreciation Fund
Conservative Growth Lifestyle Fund
Core Bond Fund
High Yield Bond Fund
International Small Cap Equity Fund
Large Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Moderate Growth Lifestyle Fund
Money Market II Fund
Small Cap Growth Fund
Small Cap Value Fund
Socially Responsible Fund
Strategic Bond Fund

In accordance with the VC II Agreement and Declaration of Trust (the “Declaration”), new Funds may be added to VC II upon approval of the Board of Trustees without the approval of shareholders. This Agreement will apply only to the Covered Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.
VALIC and the SUB-ADVISER agree as follows:
1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the VC II Board of Trustees and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the VC II Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the VC II Board of Trustees and provided to the SUB-ADVISER in writing, shall:

(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility on a monthly basis (unless otherwise agreed upon by the parties hereto) and at such other times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions. Subject to approval by the VC II Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

VALIC may direct the SUB-ADVISER to use a particular broker or dealer for one or more trades if, in the sole opinion of VALIC, it is in the best interest of the Covered Fund to do so. Any such direction shall be in writing and in a form satisfactory to SUB-ADVISER.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the VC II Board of Trustees regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their reasonable written request all of the Covered Fund(s)= investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the Board of Trustees such periodic and special reports as VALIC and the VC II Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Trustees has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC II to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the VC II Board of Trustees.
The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of the VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC II (i) to pay cash for securities and other property delivered to the Custodian for VC II, (ii) to deliver securities and other property against payment for VC II, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Fund(s) considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC II other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement. VALIC and SUB-ADVISER acknowledge that VC II will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the VC II Declaration and Bylaws. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the VC II Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

3.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund. In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in the Covered Fund, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the VC II Board of Trustees or a majority of that Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II’s Board of Trustees or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the Covered Fund(s) with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC II’s Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund(s) in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund(s) as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund(s), except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund(s), but only to the extent that such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:
If to VALIC:

Attn: Nori L. Gabert, Esq. 2929 Allen Parkway Houston, Texas 77019

If to SUB-ADVISER:

AIM Legal Department A I M Capital Management, Inc. 11 Greenway Plaza, Suite 100 Houston, TX 77046 ATTN: Jim Coppedge, Associate General Counsel

     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
	By:	/s/ EVELYN M. CURRAN
		Name:	Evelyn M. Curran
		Title:	Senior Vice President
ATTEST: /s/ MARK MATTHES

A I M CAPITAL MANAGEMENT, INC.
	By:	/s/ RONALD P. STEIN
		Name:	Ronald P. Stein
		Title:	CCO - Investments
ATTEST: /s/ J. COWART